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                                                                     Exhibit 3.1


                      LEXINGTON CORPORATE PROPERTIES, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT


         LEXINGTON CORPORATE PROPERTIES, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended and restated to read in its entirety as follows:

                      LEXINGTON CORPORATE PROPERTIES, INC.

             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

         FIRST: THE UNDERSIGNED, Timothy W. Korth, II, whose address is 200 Park Avenue, 50th Floor, New York, New York 10166, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Corporation Laws of the State of Maryland.

         SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                      Lexington Corporate Properties, Inc.

         THIRD: (a) The purposes for which, and any of which, the Corporation is formed and the business and objects to be carried on and promoted by it are:

         (1) To engage in the real estate business, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Maryland.

         (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

         (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Corporation Laws of the State of Maryland.

         FOURTH: The present address of the principal office of the Corporation in the State of Maryland is 32 South Street, Baltimore, Maryland 21202.

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         FIFTH: The name and address of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

         SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 90,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $9,000, of which shares 40,000,000, are initially classified as "Common Stock," 40,000,000 are initially classified as "Excess Stock" and 10,000,000 are initially classified as "Preferred Stock." The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

         (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the
Corporation:

                (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any other class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

                (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

                (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary on involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of Excess Stock and any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

                (4) Each share of Common Stock is convertible into Excess Stock as provided in Article NINTH hereof.

         (c) A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Excess Stock of the Corporation is set forth in Article NINTH hereof.

         (d) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred

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stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

                (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this subparagraph.

                (2) Whether or not shares of such class or series shall have dividend rights and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

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                (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.


         (c) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:


                (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

         SEVENTH: (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be three until the effective date of the Reincorporation Merger (as defined in Article NINTH) and thereafter shall be increased to seven, which number may be increased or decreased by at least a majority of the entire Board of Directors pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Corporation Laws of the State of Maryland now or hereinafter in force.

         (b) Subject to the rights of the holders of any class of Preferred Stock, if any, then outstanding, vacancies on the Board of Directors resulting from any increase in the authorized number of director, or death, resignation, retirement or other cause shall be filled by a vote of the stockholders or a majority of the directors then in office. A vacancy on the Board of Directors resulting from removal of a director by the stockholders in accordance with subparagraph (d) of Article SEVENTH shall be filled by a vote of the stockholders. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

         (c) Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the

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Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         (d) Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors.

         (e) The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:

                                E. Robert Roskind
                                Richard J. Rouse
                                T. Wilson Elgin

         EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

                (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

                (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                (3) The Board of Directors of the Corporation shall, consistent with applicable law, have the power, in its sole discretion, to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute any pay distributions or dividends in stock, cash or other securities or property, out

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         of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may from time to time determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

                (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

                (5) The Corporation shall provide any indemnification permitted by the laws of Maryland and shall indemnify directors, officers, agents and employees as follows: (A) the Corporation shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) the Corporation shall indemnify other employees and agents, whether serving the Corporation or at its request any other entity, to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                (7) For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation in the manner, and containing the information, required by the By-Laws. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the Corporations and Associations Article of the Annotated Code of Maryland.

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         (b)    The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise, by a majority of the directors adopting a resolution setting forth the proposed change, declaring its advisability, and either calling a special meeting of the stockholders certified to vote on the proposed change, or directing the proposed change to be considered at the next annual stockholders meeting. Unless otherwise provided herein, the proposed change will be effective only if it is adopted upon the affirmative vote of the holders of not less than a majority of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class); provided, however, that any amendment to repeal of or adoption of any provision inconsistent with Article SEVENTH or subparagraph (a)(7), this subparagraph (b) or subparagraph (c) of Article EIGHTH will be effective only if it is adopted upon the affirmative vote of not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class).

         (c) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation; provided that any such alteration or repeal by the Board of Directors shall require the vote of at least two-thirds of the Board of Directors at a meeting held in accordance with the provisions of the By-Laws.

         (d) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Corporation Laws of the State of Maryland now or hereafter in force.

         NINTH: (a)(1) For the purposes of this Article NINTH, the following terms shall have the following meanings:

         "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 544 of the Code as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings:

         "Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to subparagraph (b)(5) of this Article NINTH.

         "Board of Directors" shall mean the Board of Directors of the Corporation.

         "By-Laws" shall mean the By-Laws of the Corporation.

         "Capital Stock" shall mean stock that is Common Stock, Excess Stock or Preferred Stock, if any.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

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         "Constructive Ownership" shall mean ownership of Capital Stock by a
         Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

         "Equity Stock" shall mean stock that is either Common Stock or Preferred Stock.

         "Market Price" on any date shall mean, with respect to the Common Stock, the average of the daily market price for ten consecutive trading days immediately preceding the date. The market price for each such trading day shall be determined as follows: (A) if the Common Stock is listed or admitted to trading on any securities exchange or included for quotation on the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Corporation; (B) if the Common Stock is not listed or admitted to trading on any securities exchange or included for quotation on the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Corporation; or (C) if the Common Stock is not listed or admitted to trading on any securities exchange or included for quotation on the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Corporation, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the Market Price of the Common Stock shall be determined by the Corporation acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

         "Ownership Limit" shall mean 9.8% of the value of the outstanding Equity Stock of the Corporation.

         "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer that results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Stock if such transfer had been valid under subparagraph (a)(2) of this Article NINTH.

         "Reincorporation Merger" shall mean the merger of Lexington Corporation Properties, Inc., a Delaware corporation, into Lexington Corporate Properties - Maryland, Inc. For the purpose of

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         effecting the redomiciliation of Lexington Corporate Properties, Inc.
         from Delaware into Maryland.

         "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

         "Restriction Termination Date" shall mean the first day after the date of the Reincorporation Merger on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

         "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or the disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

         "Trust shall mean the trust created pursuant to subparagraph (b)(1) of this Article NINTH.

         "Trustee" shall mean the Corporation, acting as trustee for the Trust, or any successor trustee appointed by the Corporation.

                (2)(A) Except as provided in subparagraph (a)(9) of this Article NINTH, from the date of the Reincorporation Merger and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of the outstanding Equity Stock in excess of the Ownership Limit; (B) except as provided in subparagraph (a)(9) of this Article NINTH, from the date of the Reincorporation Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such excess shares of Equity Stock; (C) except as provided in subparagraph (a)(9) of this Article NINTH, from the date of the Reincorporation Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Equity Stock's being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise Beneficially or Constructively Owned by the transferee; and the intended transferee shall acquire no rights in such excess shares of Equity Stock; and (D) from the date of the Reincorporation Merger and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation's being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Equity Stock.

                (3)(A) If, notwithstanding the other provisions contained in this Article NINTH, at any time after the date of the Reincorporation Merger and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would either Beneficially Own or Constructively Own Equity Stock in

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         excess of the Ownership Limit, then, except as otherwise provided in subparagraph (a)(9), such shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock (such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure); and (B) if, notwithstanding the other provisions contained in this Article NINTH, at any time after the date of the Reincorporation Merger and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then the shares of Equity Stock being Transferred or which are otherwise affected by the change in capital structure and which, in either case, would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock. Such conversion shall be effective as of the close of business on the business day prior to the date of the transfer or change in capital structure.


                (4) If the Board of Directors or its designees at any time determine in good faith that a transfer has taken place in violation of subparagraph (a)(2) of this Article NINTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of subparagraph (a)(2) of this Article NINTH, the Board of Directors or its designees shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer, provided, however, that any Transfers or attempted Transfers in violation of subparagraph (a)(2) of this Article NINTH shall be void ab initio and automatically result in the conversion described in subparagraph (a)(3), irrespective of any action (or non-action) by the Board of Directors or its designees.


                (5) Any Person who acquires or attempts to acquire shares of Equity Stock in violation of subparagraph (a)(2) of this Article NINTH, or any Person who is a transferee such that Excess Stock results under subparagraph (a)(3) of this Article NINTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such transfer or attempted transfer on the Corporation's status as a REIT.


                (6) From the date of the Reincorporation Merger and prior to the Restriction Termination Date: (A) every Beneficial Owner or Constructive Owner of 5.0% or more (during any periods in which the number of such Beneficial Owners or Constructive Owners exceeds 1,999) or of more than 1% (during any periods in which the number of such Beneficial Owners or Constructive Owners is less than 2,000), or such lower percentages as required pursuant to regulations under the Code, of the outstanding Equity Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit; and (B) each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                (7) Nothing contained in this Article NINTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                (8) In the case of an ambiguity in the application of any of the provisions of paragraph (a) of this Article NINTH, including any definition contained in subparagraph (a)(1), the Board of Directors shall have the power to determine the application of the provisions of this paragraph (a) with respect to any situation based on the facts known to it.

                (9) The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Directors and upon such other conditions as the Board of Directors may direct, in each case provided that the restrictions contained in subparagraph (a)(2)(C) and/or subparagraph
         (a)(2)(d) of this Article NINTH will not be violated, may exempt a Person from the Ownership Limit.

                (10) Legend. Each certificate for Equity Stock shall bear the following Legend:


                The shares of [ ] stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% of the value of the outstanding Equity Stock of the Corporation; or (2) Beneficially Own Equity Stock that would result in the Corporation's being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically converted for shares of Excess Stock which will be held in trust by the Corporation.


         (b)(1) Upon any purported Transfer that results in Excess Stock pursuant to subparagraph (a)(3) of this Article NINTH, such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to subparagraph (b)(5) of this Article NINTH. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in subparagraph (b)(5) of this Article NINTH. The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in subparagraph (b)(5) of this Article NINTH.

                (2) Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Equity Stock have been converted for Excess Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Equity Stock.

                (3) Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation pursuant to Article SIXTH of the Charter, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Excess Stock held by such holder bears to the total number of shares of Common Stock and Excess Stock then outstanding. The Corporation, as holder of the Excess Stock in trust or, if the Corporation has been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation.

                (4) The holders of shares of Excess Stock shall not be entitled to vote on any matters (except as required by the General Corporation Laws of the State of Maryland).

                (5)(A) Excess Stock shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of its interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported transfer that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Equity Stock in the purported Transfer that resulted in the Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Stock (such as through a gift, devise or other transaction), a price per share equal to the Market Price on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically converted for an equal number of shares of Equity Stock, and such shares of Equity Stock shall be transferred of record to the Beneficiary of the interest in the Trust designated by the Purported Record Transferee as described above if such Equity Stock would not be Excess Stock in the hands of such Beneficiary. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer, and the Corporation must have waived in writing its purchase rights under subparagraph (b)(6) of this Article NINTH; (B) notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph (b)(5)(A) of this Article NINTH, such Purported Beneficial Transferee shall pay, or cause the Beneficiary of the interest in the Trust to pay, such excess to the Corporation.

                (6) Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. Subject to the satisfaction of any applicable requirements of the General Corporation Laws of the State of Maryland, the Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the transfer that resulted in such Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer pursuant to subparagraph (a)(5) of this Article NINTH.

         (c) Nothing contained in this Article NINTH or in any other provision of the Charter shall limit the authority of the Board of Directors to take such other action as it, in its sole discretion, deems necessary or advisable to protect the Corporation and the interests of the stockholders by maintaining the Corporation's eligibility to be, and preserving the Corporation's status as, a qualified REIT under the Code.

         (d) If any of the foregoing restrictions on transfer of Excess Stock are determined to be void, invalid or unenforceable by any court of competent jurisdiction, the Purported Beneficial Transferee may be deemed, at the option of the Board of Directors, to have acted as an agent of the Corporation in acquiring such Excess Stock and to hold such Excess Stock on behalf of the Corporation.

         (e) Nothing in this Article NINTH precludes the settlement of transactions entered into through the facilities of the New York Stock Exchange.

         TENTH: The duration of the Corporation shall be perpetual. The Corporation shall be subject to termination at any time by the vote of the holders of a majority of the outstanding shares of Common Stock.

         ELEVENTH: In the event any term, provision, sentence or paragraph of the Charter of the Corporation is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of the Charter, and the balance of the Charter shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of the Charter. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of the Charter in any other jurisdiction.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on April 19, 1994.

Witness:

                                                        /s/ TIMOTHY W. KORTH, II
- ---------------------                                   ------------------------
                                                        Timothy W. Korth, II

         SECOND: (a) Prior to the foregoing amendments to the Charter of the Corporation, the total number of shares of stock of all classes which the Corporation had authority to issue was 40,200,0000 shares of capital stock (par value $.0001) per share), amounting in aggregate par value to $4,020. Of such shares, 20,000,000 were initially classified as "Common Stock," 10,200,000 were initially classified as "Excess Stock" and 10,000,000 were initially classified as "Preferred Stock."

         (b) As amended, the Charter provides that the total number of shares of stock of all class which the Corporation has authority to issue is 90,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $9,000, of which shares 40,000,000 are initially classified as "Common stock," 40,000,000 are initially classified as "Excess Stock" and 10,000,000 are initially classified as Preferred Stock.

         (c) The foregoing amendments have not altered the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of "Common Stock", "Excess Stock" and "Preferred Stock" of the Corporation.


         THIRD: Prior to the foregoing amendments to the Charter of the Corporation, the Ownership Limit for any stockholder of the Corporation was 5.0% of the value of the outstanding Equity Stock of the Corporation. As amended, the Charter provides that the Ownership Limit for any stockholder of the Corporation shall be 9.8% of the value of the outstanding Equity Stock of the Corporation.


         FOURTH: The foregoing amendments to the Charter of the Corporation and its restatement have been advised by the entire Board of Directors and approved by the stockholders of the Corporation.

         FIFTH: As of the date of these Articles of Amendment and Restatement, the effective date of the Reincorporation Merger has occurred and the following seven individuals are serving as members of the Corporation's Board of
Directors: E. Robert Roskind, Richard J. Rouse, T. Wilson Eglin, Carl D. Glickman, Kevin W. Lynch, Harry E. Petersen, Jr., and Seth M. Zachary.


         IN WITNESS WHEREOF, LEXINGTON CORPORATE PROPERTIES, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 29, 1996.


Witness:


/s/ PAUL R. WOOD                                        /s/ T. WILSON EGLIN
- -----------------------                                 ------------------------
Name:    Paul R. Wood                                   Name:    T. Wilson Eglin
Title:   Secretary                                      Title:   President



         THE UNDERSIGNED, President of Lexington Corporate Properties, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                     /s/ T. WILSON EGLIN
                                                     ---------------------------
                                                     Name: T. Wilson Eglin
                                                     Title: President


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